SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|_|       Filed by the Registrant
|X|       Filed by a Party other than the Registrant

Check the appropriate box:

|_|         Preliminary Proxy Statement
|_|         Confidential, for Use of the Commission Only
|_|         (as permitted by Rule 14a-6(e)(2))
|_|         Definitive Proxy Statement
|X|         Definitive Additional Materials
|_|         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Foxmoor Industries Inc.
                (Names of Registrant as Specified in Its Charter)


                         General Pacific Capital, Inc.
    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|XX|     No fee required.
|_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:
    2)       Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)       Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:
     2)       Form, Schedule or Registration Statement No.:
     3)       Filing Party:
     4)       Date Filed:

                         GENERAL PACIFIC CAPITAL, INC.

Dear Stockholder:

Please accept our thanks for sending in your BLUE Proxy Card in regard to the Annual Meeting of Foxmoor Industries Ltd.

To avoid the possibility of the validity of your BLUE Proxy Card being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new BLUE Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. This BLUE Proxy Card will automatically revoke any previous BLUE Proxy Card when it is returned to us.

|_| Your previous BLUE Proxy Card was unsigned. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

|_| Your previous BLUE Proxy Card was undated. (Please date, sign and return the new proxy in the enclosed envelope.)

|_| Your previous BLUE Proxy Card omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

|_| Your previous BLUE Proxy Card, as signed, did not conform to the name shown on the Proxy Card. (Please date and sign this BLUE Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate their capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

|_| Your previous BLUE Proxy Card, as marked, did not clearly specify your instructions.

|_|  Other _______________________________________________________________
     _____________________________________________________________________

Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed BLUE Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.

Sincerely,



General Pacific Capital, Inc.